Exhibit 31.2

Chief Financial Officer Certification of the Type Described in Rule 13a-14(a) and Rule 15d-14(a)

Chief Financial Officer Certification of the Annual Financial Statements

I, Jeffrey C. Ackerman, certify that:

1.             I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 2, 2012 of Sealy Corporation;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 27, 2013

/s/ JEFFREY C. ACKERMAN
Jeffrey C. Ackerman
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)